Responses to N-SAR for 9/30 Funds for the period ending
September 30, 2015

Income Funds

Exhibit 99.77D

Policies with respect to security investments.

During the period covered by this report, the Strategic Income Fund was permitted to invest in First Investors Real Estate Fund. Disclosure was included in a supplement, dated April 13, 2015, to the Income Funds' Prospectus, which was filed with the Securities and Exchange Commission via EDGAR on April 13, 2015 pursuant to Rule 497 under the Securities Act of 1933
(Accession No. 0000898432-15-000490), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

During the period covered by the report, the First Investors Income Funds disclosed a change to their policies on waivers of sales charges, which was described in a supplement, dated
September 21, 2015, to the Income Funds' Prospectus, which was filed with the Securities and Exchange Commission via EDGAR on September 18, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0000898432-15-001098), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

During the period covered by the report, the First Investors Strategic Income Fund disclosed that it may invest in U.S. Treasury futures or options on U.S. Treasury futures as a principal investment strategy, which was described in a supplement, dated September 21, 2015, to the Income Funds' Prospectus, which was filed with the Securities and Exchange Commission via EDGAR on September 18, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0000898432-15-001098), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.